Exhibit 3.1

AMENDMENT

DATED NOVEMBER 8, 2022

TO

BYLAWS

OF

B&G FOODS, INC.

Pursuant to the resolutions duly adopted by the Board of Directors of B&G Foods, Inc., a Delaware corporation (the “Company”), and in accordance with Article VI of the Bylaws of the Company, as amended and restated (the “Bylaws”), the Bylaws are amended as set forth below, effective November 8, 2022. Except as specifically set forth below, the Bylaws remain unchanged and in full force and effect.

1.	Article I, Section 1.2 of the Bylaws is amended and restated to read in its entirety:

“1.2.        Advance Notice of Stockholder Nominations and Other Business.

1.2.1.       Annual Meeting.

(a)            Nominations of persons for election to the board of directors of the Company and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (i) by or at the direction of the board of directors or the chairman of the board, or (ii) by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 1.2 is delivered to, or mailed to and received by, the secretary or any assistant secretary of the Company, who is entitled to vote at such annual meeting and who complies with (A) the notice procedures and disclosure requirements set forth in this Section 1.2 and (B) in the case of nominations, the requirements of Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, including without the limitations, the requirements of Rule 14a-19.

(b)            For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (ii) of paragraph (a) of this Section 1.2.1, such stockholder must have given timely written notice thereof and timely updates and supplements thereof, in each case in proper form, to the secretary or any assistant secretary of the Company and such proposed business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received by, the secretary or the assistant secretary at the principal executive offices of the Company: not less than 120 days nor more than 150 days before the anniversary date on which the Company first distributed its proxy materials for the prior year’s annual meeting of stockholders of the Company; provided, however, in the event that the annual meeting is called for a date that is not within 30 days before or after the first anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so delivered, or so mailed and received, not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the date on which public disclosure (as defined below) of the date of the annual meeting is first made by the Company. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(i)             as to each person, if any, whom such stockholder proposes to nominate for election or re-election as a director: (1) all information relating to such person that would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (2) the written consent of the nominee to being named as a nominee in any proxy statement relating to the annual meeting or special meeting, as applicable, and to serving as a director if elected and a completed and signed representation and agreement as required by Section 1.1.5 and (3) any information that such person would be required to disclose pursuant to clause (iii) of (b) of this Section 1.2.1, if such person were a stockholder purporting to make a nomination or propose business pursuant thereto;

(ii)            as to any other business that such stockholder proposes to bring before the meeting: (1) a brief description of the proposed business desired to be brought before the meeting, (2) the text of the proposal or proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed, (5) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (6) a description of all agreements, arrangements, or understandings between or among such stockholder, or any affiliates or associates of such stockholder, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder or any affiliates or associates of such stockholder, in such business, including any anticipated benefit therefrom to such stockholder, or any affiliates or associates of such stockholder and (7) the information required by Section 1.2.1(b) above; and

(iii)           as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (1) the name and address of such stockholder, as they appear on the Company’s books, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (2) the class and number of shares of capital stock of the Company which are beneficially owned (as defined below) and owned of record by such stockholder and owned by the beneficial owner, if any, on whose behalf the nomination is made as of the date of the notice, and a representation that such stockholder shall notify the Company in writing within 5 business days after the record date for such meeting of the class and number of shares of capital stock of the Company beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (3) a written representation (from the stockholder giving notice) that such stockholder is the holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination or nominations or other business specified in the notice, (4) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or the beneficial owner, if any, on whose behalf the nomination is made and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder or the beneficial owner, if any, on whose behalf the nomination is made) and a representation that such stockholder shall notify the Company in writing within 5 business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder or the beneficial owner, if any, on whose behalf the nomination is made or any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes of any class of the Company’s capital stock for, or maintain, increase or decrease the voting power of such stockholder or the beneficial owner, if any, on whose behalf the nomination is made or any of their affiliates or associates with respect to shares of stock of the Company and a representation that such stockholder shall notify the Company in writing within 5 business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (6) in the case of a nomination, a representation that such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least 67% of the voting power of the Company’s outstanding capital stock entitled to vote in the election of directors and (7) in the case of a nomination, all other information required under Rule 14a-19 under the Exchange Act.

(c)            The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company, including information relevant to a determination whether such proposed nominee can be considered an independent director or that could be material to a reasonable stockholders’ understanding of the independence, or lack thereof.

(d)            A stockholder providing a notice of nomination shall further update and supplement such notice to provide evidence that the stockholder has solicited proxies from holders of at least 67% of the voting power of the Company’s outstanding capital stock entitled to vote in the election of directors, and such update and supplement be delivered to, or mailed to and received by, the secretary at the principal executive offices of the Company not later than 5 business days after the stockholder files a definitive proxy statement in connection with the annual meeting or special meeting, as applicable.

(e)            In addition, to be considered timely, a stockholder's notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Company at the principal executive offices of the Company not later than 5 business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Company's rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding no matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

(f)            This Section 1.2.1 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Company of his or her intention to present the proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting.

1.2.2.       Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Company’s notice of meeting pursuant to Section 1.1.6 of these bylaws shall be conducted at such special meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders called by the board of directors at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 1.2.2 is delivered to or mailed to and received by, the secretary or assistant secretary of the Company and at the time of the special meeting, who is entitled to vote at the special meeting and upon such election, who complies with (1) the notice procedures set forth in this Section 1.2 as to such nomination and (2) the requirements of Rule 14a-19 under the Exchange Act. In the event the board of directors calls a special meeting of the stockholders for the purpose of electing one or more directors to the board of directors of the Company, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the notice required by Section 1.2.1(b) shall be delivered to, or mailed to and received by, the secretary or assistant secretary at the principal executive offices of the Company not earlier than the close of business on the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public disclosure of the date of the meeting and of the nominees proposed by the board of directors to be elected at such meeting is first made by the Company. Such stockholder’s notice shall set forth the information required by Section 1.2.1(b) and be updated and supplemented as required by Section 1.2.1(d) and Section 1.2.1(e). In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

1.2.3.       General.

(a)            Only such persons who are nominated in accordance with the procedures set forth in this Section 1.2 shall be eligible to be elected at any meeting of stockholders of the Company to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with the procedures set forth in this Section 1.2, as applicable. The chairman of the special meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.2. If any proposed nomination or other business was not made or proposed in compliance with this Section 1.2, as applicable, or the solicitation in support of the nominees other than the Company’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act then, except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.2, unless otherwise required by law, if the stockholder does not provide the information required under clauses (2), (4) and (5) of Section 1.2.1(b)(iii) to the Company within 5 business days following the record date for an annual or special meeting of stockholders, or if the stockholder does not provide the update and supplement required by Section 1.2.1(d) within 5 business days of filing a definitive proxy statement, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 1.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of such writing) delivered to the Company prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(b)            For purposes of this Section 1.2, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or any document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of clause (2) of Section 1.2.1(b)(iii), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.”

2.	A new Article VII is added to the Bylaws, the text of which is set forth below:

“Article VII
EXCLUSIVE FORUM

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if such court does not have subject matter jurisdiction thereof, another State court in Delaware or, if and only if all such State courts do not have jurisdiction, the federal district court of the State of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action or proceeding asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or these bylaws (each as may be amended from time to time) or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine. For the avoidance of doubt, this first paragraph of this Article VII shall not apply to any action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article VII.

Failure to enforce the foregoing provisions would cause the Company irreparable harm, and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.”